EXHIBIT 23.1

218 North Bernard Street    Second Floor     Spokane, WA    99201

April 23, 2015

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our audit report dated March 13, 2015, with respect to the balance sheet of AppointMed, Inc. as of December 31, 2014, and the related statements of stockholder’s equity, operations, and cash flows for the period then ended .   We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MartinelliMick PLLC

MartinelliMick PLLC